Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SOS Hydration Inc.:

We consent to the use in this Registration Statement on Form S-1 of our report dated December 10, 2021 relating to the consolidated financial statements of SOS Hydration Inc. as of and for the years ended December 31, 2020 and 2019, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ M&K CPAS PLLC
M&K CPAS PLLC

Houston, Texas

December 10, 2021